EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report, dated March 31, 2008, relating to the consolidated financial statements of Metalink Ltd. (the "Company") appearing in the Annual Report on Form 20-F of the Company for the year ended 2007, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

BRIGHTMAN ALMAGOR & CO
Certified Public Accountants
A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel
July 3, 2008